EXHIBIT 4.5

                                 TELIGENT, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

9. PURPOSE.

          The purpose of the Teligent, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is to provide employees of Teligent, Inc. (the "Company") and its Designated Subsidiaries with an opportunity to acquire an interest in the Company through the purchase of Class A Common Stock of the Company, $.01 par value per share (the "Common Stock"), with accumulated payroll deductions. The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

10. DEFINITIONS.

"Authorization Form" shall mean a form supplied by and delivered to the Company by a Participant in the form of Attachment A hereto authorizing payroll deductions as set forth in Section 5 hereof and such other terms and conditions as the Company from time to time may determine.

"Board" shall mean the Board of Directors of the Company.

"Committee" shall mean a committee of at least three members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

"Compensation" shall mean the base salary or wage (including commissions) payable by the Company to an Employee, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, or other special emolument or any credit or benefit under any employee plan maintained by the Company.

"Designated Subsidiaries" shall mean all Subsidiaries designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

"Eligible Employee", shall mean any Employee excluding: (i) any Employee who is customarily scheduled to work 20 hours per week or less and (ii) any Employee who customarily is employed for not more than five (5) months in any calendar year.

"Employee" shall mean any person, including an officer, who is regularly employed by the Company or one of its Designated Subsidiaries.

"Exercise Date" shall mean, with respect to each Offering Period, the last business day prior to the next Offering Date in which payroll deductions are made under the Plan.

"Fair Market Value" per share as of a particular date shall mean the last reported sale price (on that date) of the Common Stock on The Nasdaq National Market.

"Offering Date" shall mean the first business day of January and July of each plan year, provided that the Committee shall have the power to change the Offering Date.

"Offering Period" shall mean a period of time during the effectiveness of the Plan, commencing on each Offering Date and ending on the Exercise Date thereof.

"Participant" shall mean an Employee who participates in the Plan.

"Plan Year" shall mean, for the first year the period beginning on July 1, 1999 and ending on December 31, 1999, and for each year thereafter shall mean the period beginning on January 1 and ending on December 31.

"Subsidiary" shall mean any corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

11. ELIGIBILITY AND PARTICIPATION.

          Any person who is an Eligible Employee on an Offering Date shall be eligible to become a Participant in the Plan beginning on that Offering Date and shall become a Participant as of that Offering Date by completing an Authorization Form and filing it with the Company by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

          Any person who first becomes an Eligible Employee during an Offering Period shall be eligible to become a Participant in the Plan as of the first day of the Offering Date beginning after the date on which that person became an Eligible Employee and shall become a Participant as of such date by completing an Authorization Form and filing it with the Company by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

          A person shall cease to be a Participant upon the earliest to occur of: the date the Participant ceases to be an Eligible Employee, for any reason; the first day of the Offering Period beginning after the date on which the Participant ceases payroll deductions under the Plan; or the date of a withdrawal from the Plan by the Participant.

12. GRANT OF OPTION.

          On each Offering Date the Company shall grant each Eligible Employee an option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3.b, 3.c and 10 hereof.

          The option price per share of the Common Stock subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date. No Participant shall be granted an option which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

          No Participant may be granted an option if, upon such grant, such Participant would own immediately after the grant of an option under the Plan and applying the rules of Section 424(d) of the Code in determining stock ownership shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company.

13. PAYROLL DEDUCTIONS.

          A Participant may, in accordance with rules adopted by the Committee, submit an Authorization Form that authorizes a payroll deduction of any whole percentage from one (1) percent to fifteen (15) percent of such Participant's Compensation (not to exceed the $25,000 limit set forth in 4(c) above) on each pay period during the Offering Period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) effective as of the start of the next Offering Period, provided the Employee files with the Company the Authorization Form requesting such change by the date required by the Company.

          All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account.

14. EXERCISE OF OPTION.

          Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant's election to purchase shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions and cash dividends (credited pursuant to Section 9 hereof) in such Participant's account. During a Participant's lifetime, his or her option to purchase shares hereunder is exercisable only by such Participant.

          Any cash balance remaining in a Participant's account after the termination of an Offering Period will be carried forward to the Participant's account for the purchase of Common Stock during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise, the Participant will receive a cash payment equal to the balance of his or her account as soon as administratively feasible. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares.

15. DELIVERY OF COMMON STOCK.

          As promptly as practicable after receipt by the Committee of a written request for withdrawal of Common Stock from any Participant, the Company shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Withdrawals may be made no more frequently than twice each Plan Year unless approved by the Committee in its sole discretion. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

16. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to such Participant's account (that have not been used to purchase shares of Common Stock) under the Plan at any time by giving written notice to the Company received prior to the Exercise Date. All such payroll deductions and cash dividends credited to such Participant's account will be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock will be made for such Participant during such Offering Period, and any additional cash dividends during the Offering Period will be distributed to the Participant.

          Upon termination of a Participant's status as an Employee during an Offering Period for any reason, including voluntary or involuntary termination, retirement or death, the payroll deductions and cash dividends credited to such Participant's account that have not been used to purchase shares of Common Stock will be returned (and any future cash dividends will be distributed) to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 12 hereof, and such Participant's option will be automatically terminated. A Participant's status as an Employee shall not be considered terminated in THE CASE OF A LEAVE OF ABSENCE AGREED TO IN WRITING BY THE COMPANY (INCLUDING, BUT NOT LIMITED TO, MILITARY AND SICK LEAVE), PROVIDED that such leave is for a period of not more than ninety (90) days or reemployment upon expiration of such leave is guaranteed by contract or statute.

          A Participant's withdrawal from an offering will make that Participant ineligible to participate in the next succeeding Offering Period.

17. DIVIDENDS.

          Cash dividends paid on Common Stock held in a Participant's account shall be credited to such Participant's account and used in addition to payroll deductions to purchase shares of Common Stock on the Exercise Date. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

          No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.

18. STOCK.

          The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 300,000, subject to adjustment upon the occurrence of an event as provided in Section 15 hereof. If the total number of shares which would otherwise be subject to options granted pursuant to Section 4.a. hereof on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

19. ADMINISTRATION.

          The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

20. DESIGNATION OF BENEFICIARY.

          A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares and cash in the event of the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may delivery such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

21. TRANSFERABILITY.

          Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

22. USE  OF FUNDS.

          All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

23. EFFECT OF CERTAIN CHANGES.
          In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised.

24. AMENDMENT OR TERMINATION.

          The Board may at any time terminate or amend the Plan. Except as provided in Section 15 hereof, no such termination can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

25. NOTICES.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

26. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

          This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Plan is intended to comply with Rule 16b-3 as promulgated under Section 16 of the Exchange Act and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

27. WITHHOLDING  OF  TAXES.

          If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

28. EFFECTIVE DATE;  APPROVAL OF  STOCKHOLDERS.

          The Plan is effective as of July 1, 1999. The Plan shall be submitted to the stockholders of the Company for their approval at the next stockholder meeting. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan void and of no effect.

                                  ATTACHMENT A

                                 TELIGENT, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                               AUTHORIZATION FORM

         I, _________________ , acknowledge receipt of a copy of the Teligent, Inc. 1999 Employee Stock Purchase Plan (the "Plan"), and agree to the terms thereunder.

         I elect:

                  (A) ____ TO COMMENCE OR TO CONTINUE PARTICIPATION IN THE PLAN, AND EFFECTIVE AS OF THE OFFERING DATE1 which next commences after the date hereof, I elect to have __% (write in any whole number from 1 to 15, inclusive) of my weekly Compensation deducted by the Company for the purchase of Common Stock on each subsequent Exercise Date until I have submitted another form revoking this authorization or modifying it.

                  (b) ____ to cease participation in the Plan as of the date hereof.

         I further elect:

                  (a) ____ to have all shares of Common Stock to be delivered to me hereunder to be registered in my name.

                  (b) ____ to have all shares of Common Stock to be delivered to me hereunder to be registered in my name and that of _____________ as joint tenants with right of survivorship.




                                                       Name:____________________
                                                       Date:____________________


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1 All capitalized terms not otherwise defined in this  Authorization  Form shall have the meaning ascribed to them in the Plan.